CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER

275807

Certified a true copy of the original this 18th day of MARCH, 2014

Solicitor

VICTOR P. HARWARDT
SALLEY BOWES HARWARDT LC
Barrister & Solicitor
Suite 1750-1185 W. Georgia St.
Vancouver, B.C. V6E 4E6
PH: 604-688-0788
FAX: 604-688-0778

Province of British Columbia

Ministry of Consumer and Corporate Affairs

REGISTRAR OF COMPANIES

COMPANY ACT

Certificate of Incorporation

I HEREBY CERTIFY THAT

LOST LAKE RESOURCES LTD.

HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 19TH DAY OF MARCH, 1984

L. G. HUCK
DEPUTY REGISTRAR OF COMPANIES